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ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES                         EXHIBIT 11

COMPUTATION OF PER SHARE AMOUNTS

                                                                 THREE MONTHS ENDED            THREE MONTHS ENDED
                                                                   MARCH 31, 1998                 MARCH 31, 1997
                                                               ----------------------         ----------------------
                                                               BASIC          DILUTED         BASIC          DILUTED
                                                               -----          -------         -----          -------
Net loss ...............................................    $(5,672,000)    $(5,672,000)   $  (767,000)    $  (767,000)
                                                            ===========     ===========    ===========     ===========

Weighted average number of common shares outstanding ...     24,517,000      24,517,000     23,517,000      23,517,000
                                                            ===========     ===========    ===========     ===========

Net loss per share .....................................         $(0.23)         $(0.23)        $(0.03)         $(0.03)
                                                            ===========     ===========    ===========     ===========



                                                                SIX MONTHS ENDED                  SIX MONTHS ENDED
                                                                 MARCH 31, 1998                    MARCH 31, 1997
                                                               -----------------------          ----------------------
                                                               BASIC           DILUTED          BASIC          DILUTED
                                                               -----           -------          -----          -------
Net loss ...............................................    $(2,129,000)    $(2,129,000)    $(1,061,000)    $(1,061,000)
                                                            ===========     ===========    ===========     ===========

Weighted average number of common shares outstanding ...     24,497,000      24,497,000      23,445,000      23,445,000
                                                            ===========     ===========     ===========     ===========

Net loss per share .....................................         $(0.09)         $(0.09)         $(0.05)         $(0.05)
                                                            ===========     ===========     ===========     ===========